Exhibit 99.1

BIMINI CAPITAL MANAGEMENT ANNOUNCES THIRD QUARTER 2013 RESULTS

VERO BEACH, Fla. (November 6, 2013) – Bimini Capital Management, Inc. (OTCBB:BMNM), a real estate investment trust ("REIT"), today announced results of operations for the three-month period ended September 30, 2013. Discussions related to the “Company” refer to the consolidated entity, including Bimini Capital, our wholly-owned subsidiaries, and our consolidated VIE, Orchid Island Capital, Inc. (“Orchid”).  References to “Bimini Capital,” the “parent”, and the “registrant” refer to Bimini Capital Management, Inc. as a separate entity.

Third Quarter 2013 Highlights

•	Net income of $1.8 million attributed to Bimini Capital, or $0.16 per common share
•	Net income includes $3.0 million of other non-recurring income
•	Book value per share of $0.29
•	Company to discuss results on Friday, November 8, 2013, at 10:00 AM ET

Orchid Island Capital

On February 20, 2013, Orchid completed its initial public offering (“IPO”), selling 2,360,000 shares of its common stock for proceeds of $35.4 million.  Subsequent to Orchid’s IPO and as of September 30, 2013, management has concluded Orchid is a variable interest entity (“VIE”) because Orchid’s equity holders lack the ability through voting rights to make decisions about the activities that have a significant effect on the success of Orchid.  Management has also concluded that Bimini Capital is the primary beneficiary of Orchid because, under the management agreement between Bimini Advisors, LLC (“Bimini Advisors”), a wholly-owned subsidiary of Bimini, and Orchid, Bimini Capital has the power to direct the activities of Orchid that most significantly impact its economic performance.  As a result, subsequent to Orchid’s IPO and through September 30, 2013, the Company has continued to consolidate Orchid in its Consolidated Financial Statements even though, as of September 30, 2013, Bimini owns 29.38% of the outstanding common shares of Orchid.

The noncontrolling interests reported in the Company’s Consolidated Financial Statements represent the portion of equity ownership in Orchid held by stockholders other than Bimini Capital.  Noncontrolling interests is presented in the equity section of the 2013 balance sheet, separate from equity attributed to Bimini Capital.  Net loss of Orchid is allocated between the noncontrolling interests and to Bimini Capital in proportion to their relative ownership interests in Orchid.

The consolidation of Orchid’s assets and liabilities with those of Bimini Capital and its wholly-owned subsidiaries gives the appearance of a much larger organization. However, the assets recognized as a result of consolidating Orchid do not represent additional assets that could be used to satisfy claims against Bimini Capital’s assets, nor do they represent amounts that are available to be distributed to Bimini Capital’s stockholders. Conversely, liabilities recognized as a result of consolidating Orchid do not represent additional claims on Bimini Capital’s assets; rather, they represent claims against the assets of Orchid.  In addition to the presentation of the Company’s consolidated portfolio activities, we have also provided additional discussion related to the portfolio activities of Bimini Capital on its own.  We believe that this “parent-only” information along with the consolidated presentation provides useful information to the shareholders of Bimini Capital.

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Details of Third Quarter 2013 Results of Operations

Selected unaudited consolidated and parent-only results for the three month period ended September 30, 2013 are presented in the table below.

(in thousands)
	Consolidated	Parent-Only
Net income	$1,845	$1,845
Net portfolio interest income (loss)	2,188	(69)
Net loss on mortgage-backed securities	(555)	26
Audit, legal and other professional fees	444	232
Compensation and related benefits	732	687
Other operating, general and administrative expenses	622	242
Proceeds from sales of Mortgage-backed securities(1)	85,312	-
Other income related to reversal of reserve for loan losses	1,700	-
Fair value adjustments on retained interests in securitizations	780	-

(1)	Proceeds from the consolidated sale of Mortgage-backed securities includes approximately $41.0 million of proceeds related to sales that settled in October 2013.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two MBS sub-portfolios, the pass-through MBS portfolio (“PT MBS”) and the structured MBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  The tables below detail the changes to the respective sub-portfolios during the quarter for both the consolidated Company and the parent-only.

Portfolio Activity for the Quarter (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - June 30, 2013	$356,071,002	$21,906,504	$2,582,302	$24,488,806	$380,559,808
Securities Purchased	77,061,876	6,071,774	3,839,422	9,911,196	86,973,072
Securities Sold	(76,107,278)	(9,204,556)	-	(9,204,556)	(85,311,834)
(Loss) gain on Sale	(366,452)	(300,730)	-	(300,730)	(667,182)
Return on Investment	n/a	(1,595,286)	(444,515)	(2,039,801)	(2,039,801)
Pay-downs	(8,285,162)	n/a	n/a	n/a	(8,285,162)
Premium Lost Due to Pay-downs	(114,896)	n/a	n/a	n/a	(114,896)
Mark to Market Gains (Losses)	174,191	69,916	(17,102)	52,814	227,005
Market Value - September 30, 2013	$348,433,281	$16,947,622	$5,960,107	$22,907,729	$371,341,010

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Portfolio Activity for the Quarter (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market Value - June 30, 2013	$38,895,477	$1,805,369	$711,049	$2,516,418	$41,411,895
Return on Investment	n/a	(276,361)	(109,722)	(386,083)	(386,083)
Pay-downs	(1,497,774)	n/a	n/a	n/a	(1,497,774)
Premium Lost Due to Pay-downs	(35,374)	n/a	n/a	n/a	(35,374)
Mark to Market Gains (Losses)	53,807	47,913	(40,308)	7,605	61,412
Market Value - September 30, 2013	$37,416,136	$1,576,921	$561,019	$2,137,940	$39,554,076

The tables below present the allocation of capital between the respective portfolios at September 30, 2013 and June 30, 2013, and the return on invested capital for each sub-portfolio for the three-month period ended September 30, 2013.   Capital allocation is defined as the sum of the market value of securities held, less associated repurchase agreement borrowings, plus cash and cash equivalents and restricted cash associated with repurchase agreements. Capital allocated to non-portfolio assets is not included in the calculation.

On a consolidated basis, the return on invested capital in the PT MBS and structured MBS portfolios was approximately (0.8)% and (0.8)%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately (0.8)%.

For parent-only, the return on invested capital in the PT MBS and structured MBS portfolios was approximately 6.6% and (2.7)%, respectively, for the quarter.  The combined portfolio generated a return on invested capital of approximately 3.0%.

Capital Allocation (Consolidated)
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2013
Market Value	$348,433,281	$16,947,622	$5,960,107	$22,907,729	$371,341,010
Cash equivalents and restricted cash(1)	13,071,664	-	-	-	13,071,664
Repurchase Agreement Obligations(2)	(336,739,006)	-	-	-	(336,739,006)
Total	$24,765,939	$16,947,622	$5,960,107	$22,907,729	$47,673,668
% of Total	51.9%	35.6%	12.5%	48.1%	100.0%
June 30, 2013
Market Value	$356,071,002	$21,906,504	$2,582,302	$24,488,806	$380,559,808
Cash equivalents and restricted cash(1)	17,832,764	-	-	-	17,832,764
Repurchase Agreement Obligations	(346,197,338)	-	-	-	(346,197,338)
Total	$27,706,428	$21,906,504	$2,582,302	$24,488,806	$52,195,234
% of Total	53.1%	42.0%	4.9%	46.9%	100.0%

(1)	Amount excludes restricted cash of $118,163 and $127,280 at September 30, 2013 and June 30, 2013, respectively, related to trust preferred debt funding hedges.
(2)
At September 30, 2013, there were outstanding repurchase agreement balances of $5.0 million and $0.2 million secured by interest-only and inverse interest-only securities, respectively.  We entered into these arrangements to generate additional cash to support the pass-through strategy; therefore we have not considered these balances to be allocated to the structured securities strategy.

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Capital Allocation (Parent-Only)
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2013
Market Value	$37,416,136	$1,576,921	$561,019	$2,137,940	$39,554,076
Cash equivalents and restricted cash(1)	2,472,819	-	-	-	2,472,819
Repurchase Agreement Obligations	(35,082,484)	-	-	-	(35,082,484)
Total	$4,806,471	$1,576,921	$561,019	$2,137,940	$6,944,411
% of Total	69.2%	22.7%	8.1%	30.8%	100.0%
June 30, 2013
Market Value	$38,895,477	$1,805,369	$711,049	$2,516,418	$41,411,895
Cash equivalents and restricted cash(1)	2,577,714	-	-	-	2,577,714
Repurchase Agreement Obligations	(37,462,000)	-	-	-	(37,462,000)
Total	$4,011,191	$1,805,369	$711,049	$2,516,418	$6,527,609
% of Total	61.4%	27.7%	10.9%	38.6%	100.0%

(1)	Amount excludes restricted cash of $118,163 and $127,280 at September 30, 2013 and June 30, 2013, respectively, related to trust preferred debt funding hedges.

Returns for the Quarter (Consolidated)
Income (net of repo cost)	$2,374,323	$34,318	$29,288	$63,606	$2,437,929
Realized and unrealized losses	(307,157)	(230,814)	(17,102)	(247,916)	(555,073)
Hedge losses(1)	(2,283,125)	n/a	n/a	n/a	(2,283,125)
	$(215,959)	$(196,496)	$12,186	$(184,310)	$(400,269)
Return on Invested Capital for the Quarter	(0.8)%	(0.9)%	0.5%	(0.8)%	(0.8)%

Returns for the Quarter (Parent-Only)
Income (loss) (net of repo cost)	$256,295	$(83,721)	$8,431	$(75,290)	$181,005
Unrealized gains (losses)	18,433	47,913	(40,308)	7,605	26,038
Hedge losses(1)	(11,250)	n/a	n/a	n/a	(11,250)
	$263,478	$(35,808)	$(31,877)	$(67,685)	$195,793
Return on Invested Capital for the Quarter	6.6%	(2.0)%	(4.5)%	(2.7)%	3.0%

(1)	Excludes losses of approximately $167,000 associated with trust preferred funding hedges.

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Prepayments

For the quarter, the Company received approximately $10.3 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 15.1% for the third quarter of 2013.  The parent received approximately $1.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 24.8% for the third quarter of 2013.  Prepayment rates on the two MBS sub-portfolios were as follows (in CPR):

	Consolidated			Parent-Only
	PT	Structured		PT	Structured
	MBS Sub-	MBS Sub-	Total	MBS Sub-	MBS Sub-	Total
Three Months Ended,	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio	Portfolio
September 30, 2013	7.1	30.1	15.1	11.7	33.7	24.8
June 30, 2013	7.2	33.0	19.5	12.2	39.7	31.6
March 31, 2013	12.7	32.6	23.9	20.6	32.3	28.8
December 31, 2012	5.0	36.8	28.0	7.7	34.3	28.0
September 30, 2012	8.8	34.9	26.7	15.0	32.3	28.1
June 30, 2012	1.1	36.4	34.7	2.0	33.7	32.4
March 31, 2012	6.5	28.9	23.0	5.0	27.6	25.4

Portfolio (Consolidated)

The following tables summarize the consolidated MBS portfolio as of September 30, 2013 and December 31, 2012:

(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2013
Adjustable Rate MBS	$6,150	1.7%	4.04%	248	1-Sep-35	4.71	10.05%	2.00%
Fixed Rate MBS	207,529	55.9%	3.59%	300	1-Sep-43	NA	NA	NA
Hybrid Adjustable Rate MBS	134,754	36.3%	2.60%	352	1-Aug-43	110.79	7.60%	1.99%
Total Mortgage-backed Pass-through	348,433	93.9%	3.21%	319	1-Sep-43	106.16	7.71%	2.00%
Interest-Only Securities	16,948	4.5%	4.26%	241	20-Oct-42	NA	NA	NA
Inverse Interest-Only Securities	5,960	1.6%	5.90%	318	15-Dec-40	NA	6.08%	NA
Total Structured MBS	22,908	6.1%	4.69%	261	20-Oct-42	NA	NA	NA
Total Mortgage Assets	$371,341	100.0%	3.30%	315	1-Sep-43	NA	NA	NA
December 31, 2012
Adjustable Rate MBS	$20,857	12.4%	3.27%	267	1-Sep-35	5.91	9.73%	2.00%
Fixed Rate MBS	49,846	29.6%	3.21%	180	1-Dec-40	NA	NA	NA
Hybrid Adjustable Rate MBS	87,693	52.2%	2.75%	356	1-Nov-42	99.58	7.75%	1.98%
Total Mortgage-backed Pass-through	158,396	94.2%	2.96%	289	1-Nov-42	81.58	8.13%	1.98%
Interest-Only Securities	5,244	3.1%	3.79%	213	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	4,515	2.7%	6.10%	301	25-Nov-40	NA	6.31%	NA
Total Structured MBS	9,759	5.8%	4.86%	254	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$168,155	100.0%	3.07%	287	1-Nov-42	NA	NA	NA

(in thousands)
	September 30, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$230,083	61.96%	$163,116	97.00%
Freddie Mac	120,145	32.35%	3,396	2.02%
Ginnie Mae	21,113	5.69%	1,643	0.98%
Total Portfolio	$371,341	100.00%	$168,155	100.00%

Entire Portfolio	September 30, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$104.85	$105.74
Weighted Average Structured Purchase Price	$7.43	$6.00
Weighted Average Pass Through Current Price	$101.97	$105.89
Weighted Average Structured Current Price	$10.98	$5.84
Effective Duration (1)	4.409	0.703

(1)
Effective duration of 4.409 indicates that an interest rate increase of 1.0% would be expected to cause a 4.409% decrease in the value of the MBS in the Company’s investment portfolio at September 30, 2013.  An effective duration of 0.703 indicates that an interest rate increase of 1.0% would be expected to cause a 0.703% decrease in the value of the MBS in the Company’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Company’s funding cost hedges.

Portfolio (Parent-Only)

The following tables summarize the parent-only MBS portfolio as of September 30, 2013 and December 31, 2012:
(in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
September 30, 2013
Fixed Rate MBS	$22,867	57.8%	3.34%	218	1-May-43	NA	NA	NA
Hybrid Adjustable Rate MBS	14,549	36.8%	2.92%	347	1-Sep-42	104.00	7.92%	1.95%
Total Mortgage-backed Pass-through	37,416	94.6%	3.18%	268	1-May-43	104.00	7.92%	1.95%
Interest-Only Securities	1,577	4.0%	3.66%	289	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	561	1.4%	5.84%	305	25-Nov-40	NA	6.02%	NA
Total Structured MBS	2,138	5.4%	4.23%	293	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$39,554	100.0%	3.23%	269	1-May-43	NA	NA	NA
December 31, 2012
Adjustable Rate MBS	$14,326	27.1%	2.86%	271	1-Aug-35	7.03	9.59%	2.00%
Fixed Rate MBS	6,258	11.9%	3.00%	171	1-Apr-27	NA	NA	NA
Hybrid Adjustable Rate MBS	28,208	53.4%	2.86%	354	1-Sep-42	97.62	7.86%	1.94%
Total Mortgage-backed Pass-through	48,792	92.5%	2.88%	306	1-Sep-42	67.11	8.44%	1.96%
Interest-Only Securities	2,360	4.5%	4.11%	290	25-Dec-39	NA	NA	NA
Inverse Interest-Only Securities	1,623	3.1%	6.06%	287	25-Nov-40	NA	6.27%	NA
Total Structured MBS	3,983	7.5%	4.91%	288	25-Nov-40	NA	NA	NA
Total Mortgage Assets	$52,775	100.0%	3.03%	305	1-Sep-42	NA	NA	NA

(in thousands)
	September 30, 2013		December 31, 2012
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$26,607	67.27%	$49,882	94.52%
Freddie Mac	12,269	31.02%	1,251	2.37%
Ginnie Mae	678	1.71%	1,642	3.11%
Total Portfolio	$39,554	100.00%	$52,775	100.0%

Entire Portfolio	September 30, 2013	December 31, 2012
Weighted Average Pass Through Purchase Price	$105.93	$105.91
Weighted Average Structured Purchase Price	$4.19	$4.59
Weighted Average Pass Through Current Price	$102.85	$106.07
Weighted Average Structured Current Price	$4.02	$4.26
Effective Duration (1)	2.690	(0.404)

(1)
Effective duration of 2.690 indicates that an interest rate increase of 1.0% would be expected to cause a 2.690% decrease in the value of the MBS in the Parent’s investment portfolio at September 30, 2013.  An effective duration of (0.404) indicates that an interest rate increase of 1.0% would be expected to cause a 0.404% increase in the value of the MBS in the Parent’s investment portfolio at December 31, 2012. These figures include the structured securities in the portfolio but not the effect of the Parent’s funding cost hedges.

Financing, Leverage and Liquidity

As of September 30, 2013, the Company had outstanding repurchase obligations of approximately $336.7 million with a net weighted average borrowing rate of 0.37%.  These agreements were collateralized by MBS with a fair value, including accrued interest and receivable for securities sold, of approximately $357.5 million.  The Company’s leverage ratio at September 30, 2013 was 10.4 to 1, excluding from liabilities the $38.7 million payable for unsettled securities purchased at September 30, 2013.  At September 30, 2013, the Company’s liquidity was approximately $27.6 million, consisting of unpledged MBS and cash and cash equivalents.

As of September 30, 2013, the Parent had outstanding repurchase obligations of approximately $35.1 million with a net weighted average borrowing rate of 0.37%.  These agreements were collateralized by MBS with a fair value, including accrued interest, of approximately $37.5 million.  At September 30, 2013, the Parent’s liquidity was approximately $4.6 million, consisting of unpledged MBS and cash and cash equivalents.

To enhance our liquidity further, we may pledge more of our structured MBS as part of a repurchase agreement funding, but retain cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.

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Below is a listing of outstanding borrowings under repurchase obligations at September 30, 2013.

(in thousands)
Repurchase Agreement Obligations (Consolidated)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$124,591	37.0%	0.34%	$6,924	26
South Street Securities, LLC	52,242	15.5%	0.36%	3,355	26
The PrinceRidge Group, LLC	39,479	11.7%	0.39%	2,650	24
Suntrust Robinson Humphrey, Inc.	37,709	11.2%	0.34%	2,346	7
CRT Capital Group, LLC	28,759	8.5%	0.40%	1,679	28
Mizuho Securities USA, Inc.	25,442	7.6%	0.46%	2,021	26
Pierpont Securities, LLC	16,127	4.8%	0.37%	794	21
KGS - Alpha Capital Markets, L.P.	7,819	2.3%	0.35%	579	12
Cantor Fitzgerald & Co.	4,571	1.4%	0.38%	324	18
	$336,739	100.0%	0.37%	$20,672	23

(in thousands)
Repurchase Agreement Obligations (Parent-Only)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
The PrinceRidge Group, LLC	$13,632	38.9%	0.40%	$951	21
Suntrust Robinson Humphrey, Inc.	13,176	37.6%	0.34%	1,018	7
Pierpont Securities, LLC	5,337	15.2%	0.40%	284	30
South Street Securities, LLC	2,937	8.3%	0.36%	173	23

	$35,082	100.0%	0.37%	$2,426	17

(1)
Equal to the fair value of securities sold plus receivable for securities sold, accrued interest receivable and the cash posted by the Company as collateral, minus the sum of repurchase agreement liabilities and accrued interest payable.

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Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of its interest rate risk by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under GAAP, and as such all gains or losses on these instruments are reflected in earnings for all periods presented.  The tables below present information related to outstanding Eurodollar futures positions at September 30, 2013.

(in thousands)
Eurodollar Futures Positions (Consolidated)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2013	0.28%	$30,000	$(124)	0.28%	$21,000	$(99)
2014	0.47%	262,500	(96)	0.41%	26,000	(412)
2015	0.89%	275,000	95	0.89%	26,000	(155)
2016	1.86%	250,000	1,286	1.73%	26,000	7
2017	2.83%	250,000	1,794	-	-	-
2018	3.51%	250,000	1,088	-	-	-
	1.94%		$4,043	0.90%		$(659)

(in thousands)
Eurodollar Futures Positions (Parent-Only)
	Repurchase Agreement Funding Hedges			Junior Subordinated Debt Funding Hedges
	Weighted	Average		Weighted	Average
	Average	Contract		Average	Contract
	LIBOR	Notional	Open	LIBOR	Notional	Open
Expiration Year	Rate	Amount	Equity(1)	Rate	Amount	Equity(1)
2013	0.28%	$30,000	$(124)	0.28%	$21,000	$(99)
2014	-	-	-	0.41%	26,000	(412)
2015	-	-	-	0.89%	26,000	(155)
2016	-	-	-	1.73%	26,000	7
	0.28%		$(124)	0.90%		$(659)

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.

Dividends

During the three months ended September 30, 2013, the Company made no dividend distributions.  All distributions are made at the discretion of the Company’s Board of Directors and will depend on the Company’s results of operations, financial conditions, maintenance of REIT status, availability of net operating losses and other factors that may be deemed relevant.  In August 2011, the Company announced that it would suspend its quarterly dividend and no distributions have been made since.  The Company continues to evaluate its dividend payment policy.   However, as more fully described below, due to net operating losses incurred in prior periods, the Company is unlikely to declare and pay dividends to stockholders until such net operating losses have been consumed.

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REIT Taxable Income and Net Operating Losses

REIT taxable income (loss) is a term that describes the Company's operating results calculated in accordance with rules and regulations promulgated pursuant to the Internal Revenue Code. The Company's REIT taxable income (loss) is computed differently from net income or loss as computed in accordance with generally accepted accounting principles (GAAP) as reported in the Company's consolidated financial statements. Depending on the number and size of the various items or transactions being accounted for differently, the differences between REIT taxable income or loss and GAAP net income or loss can be substantial and each item can affect several reporting periods. Generally, these items are timing or temporary differences between years; for example, an item that may be a deduction for GAAP net income/loss in the current year may not be a deduction for REIT taxable income/loss until a later year.

In order to maintain its qualification as a REIT, the Company is generally required (among other things) to annually distribute dividends to its stockholders in an amount at least equal to 90% of the Company's REIT taxable income. Additionally, as a REIT, the Company may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of the calendar year. Accordingly, the Company's dividends are generally based on REIT taxable income, as determined for federal income tax purposes, as opposed to its net income computed in accordance with GAAP.  Dividends are paid if, when, and as declared by the Company's Board of Directors.

As described above, a REIT may be subject to a federal excise tax if it distributes less than 85% of its REIT taxable income by the end of a calendar year.  In calculating the amount of excise tax payable in a given year, if any, Bimini Capital reduces REIT taxable income by distributions made to stockholders in the form of dividends and/or net operating losses (“NOL’s”) carried-over from prior years, to the extent any are available.  Since income subject to excise tax is REIT taxable income after deducting qualifying dividends and the application of NOL’s (in that order), a REIT may avoid excise taxes solely by application of available NOL’s without paying qualifying dividends to stockholders.  Because Bimini Capital had $13.8 million NOL’s as of December 31, 2012, in the future it could avoid excise taxes by applying such NOL’s against REIT taxable income without making any distributions to stockholders.  Further, the REIT could avoid the obligation to pay excise taxes through a combination of qualifying dividends and the application of NOL’s.  In any case, future distributions to stockholders may be less than REIT taxable income until the existing NOL’s are consumed.

Book Value Per Share

The Company's Book Value Per Share at September 30, 2013 was $0.29.  Book Value Per Share is regularly used as a valuation metric by various equity analysts that follow the Company and may be deemed a non-GAAP financial measure pursuant to Regulation G. The Company computes Book Value Per Share by dividing total stockholders' equity by the total number of shares outstanding of the Company's Class A Common Stock. At September 30, 2013, the Company's consolidated equity was $35.0 million inclusive of noncontrolling interests of $31.7 million, with 11,509,756 Class A Common shares outstanding.

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Management Commentary

Commenting on the second quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “If someone had left their office on June 28, 2013 and not come back until September 30, 2013, they might assume very little had happened in the rates market over the quarter.  After all, while the long end of the curve moved up slightly (12.4 and 18.5 basis points in the case of the 10 year note and 30 year bond, respectively), most points on the curve were close to unchanged. This was certainly not the case, however, as rates were very volatile over the quarter and the market had to live with large swings in both rates and prices on a daily basis – especially agency mortgage backed securities.  Thirty-year, fixed rate 3.5% coupon mortgages traded in close to a four point range over the course of the quarter – yet ended the quarter only 14 tics higher in price.  We started the quarter with economic data solid and the market bracing for the end of the Federal Reserve’s program of quantitative easing, or QE3.  The sell-off that began in Q2 continued into Q3, with the yield on the 10 year U.S. Treasury note briefly surpassing 3.0% on September 5, 2013.  This outlook changed dramatically over the course of the quarter and as we sit here today most market participants do not expect the Federal Reserve to start to taper their program of asset purchases until 2014, and probably not until March of 2014.  The economic data has softened and the Federal government went through a prolonged battle during October as it grappled with the funding of the government’s operations and the debt ceiling increase needed to accommodate the government’s borrowing needs.  The Federal Reserve, citing the potential impact on the economy of a potential government shut-down, surprised the market at the conclusion of their September 18th meeting by not announcing the beginning of a tapering program to QE3 as the market widely expected.  This of course proved prophetic as the government was shut down for approximately three weeks.  The impact on the economy is still unknown but it will certainly be negative.

“Risk management and the protection of book value are the focus of our investment strategy.  In an environment such as this, with rates still low and many investors fearful of a further back-up in rates, the cost of hedging our book value remains quite high.  In our case we rely heavily on interest only securities.  Yields on the types of IO’s we own are for the most part negative.  As the cost to protect our book value is quite high and we need to allocate a substantial portion of our capital to these assets, our ability to generate interest income has been constrained.  However, recent prepayment speeds have trended down and the MBA conventional refinancing index has been below 2,500 since early July after peaking near 6,000 last fall.  This should enhance the income generated by our IO securities, as well as our pass-through securities.

“As you know, Bimini has invested $15 million of our capital into Orchid Island Capital. At September 30, 2013, this investment represents approximately 50% of our long-term capital.  The Orchid portfolio is managed in the same manner and with the same focus as the Bimini portfolio.  For the quarter, Orchid generated a net loss of approximately $1.0 million, of which approximately $0.7 million is attributable to non-controlling interests. Bimini also earned approximately $180 thousand of management fees from Orchid.  However, under GAAP these fees are eliminated in consolidation. Orchid Island experienced a 5.03% decline in book value for the quarter, or $0.71 cents per share, off-set by $0.405 of dividend income.

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“With respect to the portfolio of Bimini, with rates quite stable for the quarter the mark to market adjustments for both the pass-through and structured portfolios were quite small.  Our structured securities, owing to their high prepayment rates, generated negative interest income, as they have since last fall, and the mark to market gains recorded were not enough to offset the negative interest income. There were no purchases or sales of any structured securities and as a result of the negative interest income primarily the structured portfolio generated a return for the quarter of (2.7%). The pass-through portfolio generated a return for the quarter of 6.6%.  There were no purchases or sales of pass-through securities and the mark to market adjustment, net of slight hedges losses, was immaterial.  The two portfolios combined generated a return on invested capital of 3.0% for the quarter on an unannualized basis. As there were no purchases or sales in either portfolio, the change in the capital allocation among the two portfolios was the result of run-off.  The allocation to the pass-through portfolio increased from 61.4% at June 30, 2013, to 69.2% at September 30, 2013.”

Mr. Cauley continued, “With respect to the balance of our results, the retained interests of our former mortgage company were marked up by approximately $780,000 for the quarter and the remaining loan loss reserve in the amount of approximately $1.7 million was reversed based upon the expiration of applicable statutes of limitations.  The Company also reversed a tax reserve of approximately $1.3 million, inclusive of interest.  These items significantly reduced our net loss for the quarter.”

Summarized Financial Statements

The following is a summarized presentation of the unaudited consolidated balance sheets as of September 30, 2013, and December 31, 2012, and the unaudited consolidated statements of operations for the calendar quarters and year-to-date periods ended September 30, 2013 and 2012.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
ASSETS
Mortgage-backed securities	$371,341,010	$168,155,007
Cash equivalents and restricted cash	13,189,827	7,433,061
Accrued interest receivable	1,562,983	718,895
Retained interests	3,398,546	3,336,009
Receivable for securities sold	41,150,840	-
Other assets	7,559,870	7,709,979
Total Assets	$438,203,076	$187,352,951

LIABILITIES AND EQUITY
Repurchase agreements	$336,739,006	$150,294,174
Junior subordinated notes	26,804,440	26,804,440
Payable for unsettled securities purchased	38,720,351	-
Other liabilities	933,865	6,737,565
Total Liabilities	403,197,662	183,836,179
Stockholders' equity	3,349,005	3,516,772
Noncontrolling interests	31,656,409	-
Total Equity	35,005,414	3,516,772
Total Liabilities and Equity	$438,203,076	$187,352,951
Class A Common Shares outstanding	11,509,756	10,616,912
Book value per share	$0.29	$0.33

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BIMINI CAPITAL MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income	$6,773,393	$3,487,913	$2,767,554	$1,164,675
Interest expense	(936,617)	(285,315)	(329,059)	(103,676)
Net interest income, before interest on junior subordinated notes	5,836,776	3,202,598	2,438,495	1,060,999
Interest expense on junior subordinated notes	(746,072)	(791,891)	(250,507)	(265,707)
Net interest income	5,090,704	2,410,707	2,187,988	795,292
Losses	(8,167,967)	(1,993,866)	(3,004,998)	(18,883)
Net portfolio (deficiency) income	(3,077,263)	416,841	(817,010)	776,409
Other income	7,251,845	4,240,996	2,468,123	796,367
Expenses	7,421,430	4,771,749	1,797,188	2,334,458
Net loss before income tax benefit	(3,246,848)	(113,912)	(146,075)	(761,682)
Income tax benefit	(1,287,154)	-	(1,287,154)	-
Net (loss) income	(1,959,694)	(113,912)	1,141,079	(761,682)
Net loss attributed to noncontrolling interests	(1,235,154)	-	(704,191)	-
Net (loss) income attributed to Bimini Capital stockholders	$(724,540)	$(113,912)	$1,845,270	$(761,682)

Basic and Diluted Net (Loss) Income Per Share of:
CLASS A COMMON STOCK	$(0.07)	$(0.01)	$0.16	$(0.07)
CLASS B COMMON STOCK	$(0.07)	$(0.01)	$0.16	$(0.07)

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Summarized Parent-Only Financial Statements

The following is a summarized presentation of the unaudited parent-only balance sheets as of September 30, 2013, and December 31, 2012, and the unaudited quarterly results of operations for the calendar quarters and year-to-date periods ended September 30, 2013 and September 30, 2012.  In the parent-only financial statements, the investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the original date of the Parent’s investments.  The Parent’s share of net income of its unconsolidated subsidiaries is included in the income using the equity method.  Parent-only financial statements are not considered a valid substitute for consolidated financial statements under U.S. GAAP and therefore should be read in conjunction with the Company’s Consolidated Financial Statements.  Amounts presented are subject to change.

BIMINI CAPITAL MANAGEMENT, INC.
BALANCE SHEETS
(PARENT-ONLY)

	September 30, 2013	December 31, 2012
ASSETS
Mortgage-backed securities	$39,554,076	$52,775,433
Cash equivalents and restricted cash	2,590,983	4,399,499
Accrued interest receivable	174,487	278,018
Investment in subsidiaries and due from subsidiaries	18,568,883	14,587,227
Other assets	4,941,643	5,034,583
Total Assets	$65,830,072	$77,074,760

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$35,082,484	$46,353,000
Junior subordinated notes	26,804,440	26,804,440
Other liabilities	594,143	400,548
Total Liabilities	62,481,067	73,557,988
Stockholders' Equity	3,349,005	3,516,772
Total Liabilities and Stockholders' Equity	$65,830,072	$77,074,760

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BIMINI CAPITAL MANAGEMENT, INC.
STATEMENTS OF OPERATIONS
(Parent-Only)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income	$380,237	$1,263,164	$216,355	$467,771
Interest expense	(119,398)	(102,501)	(35,145)	(45,295)
Net interest income, before interest on junior subordinated notes	260,839	1,160,663	181,210	422,476
Interest expense on junior subordinated notes	(746,072)	(791,891)	(250,507)	(265,707)
Net interest (expense) income	(485,233)	368,772	(69,297)	156,769
Portfolio losses	(1,700,331)	(1,311,833)	(152,012)	(160,311)
Net portfolio deficiency	(2,185,564)	(943,061)	(221,309)	(3,542)
Equity in earnings of subsidiaries	4,375,711	3,184,068	3,227,216	52,810
Other income	35,300	185,000	-	64,600
Expenses	(2,949,987)	(2,539,919)	(1,160,637)	(875,550)
Net (loss) income	$(724,540)	$(113,912)	$1,845,270	$(761,682)

	Consolidated		Parent-Only
	Three Months Ended September 30,		Three Months Ended September 30,
Key Balance Sheet Metrics	2013	2012	2013	2012
Average MBS	$375,950,413	$118,819,723	$40,482,985	$54,441,658
Average repurchase agreements	341,468,172	99,473,046	36,272,242	45,774,800
Average stockholders' equity	34,793,879	5,749,898	2,307,475	5,749,898

Key Performance Metrics
Average yield on MBS	2.94%	3.92%	2.14%	3.43%
Average cost of funds	0.39%	0.42%	0.39%	0.40%
Average economic cost of funds	0.53%	0.51%	1.42%	0.36%
Average interest rate spread	2.55%	3.50%	1.75%	3.03%
Average economic interest rate spread	2.41%	3.41%	0.72%	3.07%

About Bimini Capital Management, Inc.

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

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Forward Looking Statements

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Bimini Capital Management, Inc.'s filings with the Securities and Exchange Commission, including Bimini Capital Management, Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Bimini Capital Management, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, November 8, 2013, at 10:00 AM ET. The conference call may be accessed by dialing toll free (877) 312-5414.  International callers dial (408) 940-3877.  The conference passcode is 95183348.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.biminicapital.com , and an audio archive of the webcast will be available for approximately one year.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com